UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2002

PROVELL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	1-19902	41-1551116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Carlson Parkway, Suite 201

Minneapolis, Minnesota 55305

(Address of principal executive officers)

(952) 258-2000

(Registrant’s telephone number, including area code)

ITEM 2.  BANKRUPTCY OR RECEIVERSHIP.

                    On May 9, 2002, Provell, Inc. (the “Company”) and its three wholly owned subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United State Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case Nos. 02-12232 through 02-12235 (ALG)). The Company will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. On May 9, 2002, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)                            Exhibits

99.1         Press Release dated May 9, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2002

PROVELL, INC.
(Registrant)

By:	/s/ George S. Richards
George S. Richards
Chairman, Chief Executive Officer and President